Exhibit 99.1


Edgewater Technology, Inc. Reports Third Quarter 2003 Financial
Results; Sequential Revenue Growth of 13% and Year-Over-Year
Growth of 51%

    WAKEFIELD, Mass.--(BUSINESS WIRE)--Oct. 22, 2003--Custom development and system integration consulting firm, Edgewater
Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater
Technology" or the "Company") today announced financial results for the third quarter ended September 30, 2003.

    Third Quarter Results

    Actual financial results and utilization for the September 30, 2003 quarter were as follows:

    -- Revenue increased 13% to $6.9 million, compared to $6.2 million in the second quarter of 2003 and increased 51%, compared to revenue of $4.6 million during the third quarter of 2002;

    -- Gross profit increased to $3.2 million, compared to $2.9 million in the second quarter of 2003 and $1.7 million for the third quarter of 2002;

    -- Gross profit margin was 46%, compared to 48% in the second quarter of 2003 and 38% for the third quarter of 2002;

    -- Utilization was 80% for the third quarter, compared to 83% during the second quarter of 2003 and 66% for the third quarter of 2002;

    -- Net income from continuing operations was $0.2 million, or $0.01 per share, compared to net income from continuing operations of $0.2 million, or $0.01 per share for the second quarter and a net loss from continuing operations during the third quarter 2002 of ($0.6) million or ($0.05) per share;

    --  Positive cash flow from operating activities.

    First Nine Months of 2003

    Actual financial results and utilization for the first nine months of 2003 were as follows:

    -- Revenue increased 31% to $18.3 million, compared to $14.0 million during the first nine months of 2002;

    -- Gross profit increased to $8.5 million, compared to $4.8 million during the first nine months of 2002;

    -- Gross profit margin increased to 46%, compared to 35% during the first nine months of 2002;

    -- Utilization improved to 80%, compared to 65% during the first nine months of 2002;

    -- Net income from continuing operations was $0.4 million, or $0.03 per share, compared to a net loss from continuing operations for the first nine months of 2002 totaling ($2.6) million, or ($0.22) per share.

    "We are pleased to report that Edgewater Technology had another solid quarter and continues to demonstrate its ability to attain revenue growth and profitability in a challenging economic climate. Our double-digit sequential and year-over-year revenue growth for the third quarter is a result of organic growth coupled with a full quarter of our most recent acquisition, northern Virginia-based Intelix, Inc.," said Shirley Singleton, President and CEO of Edgewater Technology.
    Singleton concluded, "As we look ahead to the remainder of this year, we continue to remain cautious when evaluating overall corporate IT spending. Traditionally, the fourth quarter has been affected by heavy holiday schedules and therefore, we are anticipating our revenue to be flat for the fourth quarter. We are also guardedly optimistic for modest revenue growth and continued profitability in 2004."

    Conference Call

    Edgewater Technology will host a conference call today, Wednesday, October 22, at 10:00 a.m. (EST) to discuss the Company's third quarter 2003 results. To listen to the live call via the Internet, you can participate by logging onto the Web cast at www.edgewater.com - Investor Relations section or you can dial 800-915-4836 approximately 15 minutes prior to start of the call. A replay of the call can be accessed via www.edgewater.com - Investor Relations section or by dialing 1-800-428-6051 (passcode 307984) from 12:00 p.m. ET Wednesday, October 22 through 11:59 p.m. ET Wednesday, October 29.

    About Edgewater Technology

    Founded in 1992, Edgewater Technology is an award-winning technical consulting firm that specializes in custom software development and systems integration services primarily to middle-market companies and divisions of large Global 2000 companies. Headquartered in Wakefield, Massachusetts, the Company has taken a partnership approach with its clients, targeting strategic, mission-critical applications. Edgewater Technology services its client base by leveraging a combination of leading-edge technologies and proven reengineering techniques provided by its network of national solutions centers strategically positioned across the United States. For further information, visit www.edgewater.com or call 781-246-3343.

    Selected Financial Data:


                                      EDGEWATER TECHNOLOGY, INC.
                                       Statements of Operation
                              (In thousands, except per share amounts)
                                             (Unaudited)

                                   Three Months         Nine Months
                                       Ended               Ended
                                   September 30,        September 30,
                                    2003    2002       2003      2002
                                  ------- -------   -------- ---------

   Service revenues               $6,934   4,590    $18,281   $13,982
   Cost of services                3,729   2,864      9,816     9,142
                                  ------- -------   -------- ---------
             Gross profit          3,205   1,726      8,465     4,840

    Selling, general and
     administrative                2,783   2,235      7,457     6,934
    Depreciation and amortization
     expense                         262     232        689       763
    Restructuring                      -       -          -       349
                                  ------- -------   -------- ---------
         Operating income (loss)     160    (741)       319    (3,206)

    Interest income and other, net    94     188        323       617
                                  ------- -------   -------- ---------
    Income (loss) before income
     taxes                           254    (553)       642    (2,589)

    Income tax provision             102       -        257         -
                                  ------- -------   -------- ---------
        Net income (loss) from
         continuing operations       152    (553)       385    (2,589)

        Change in accounting
         principle                     -       -          -   (12,451)
                                  ------- -------   -------- ---------

        Net income (loss)           $152   ($553)      $385  ($15,040)
                                  ======= =======   ======== =========

BASIC AND DILUTED EARNINGS PER SHARE
      From continuing operations   $0.01  ($0.05)     $0.03    ($0.22)
      Net income (loss)            $0.01  ($0.05)     $0.03    ($1.30)

    Weighted Average Shares
     Outstanding - Basic          11,393  11,527     11,409    11,599
    Weighted Average Shares
     Outstanding - Diluted        11,701  11,527     11,564    11,599


                                   EDGEWATER TECHNOLOGY, INC.
                                Summary Balance Sheet Information
                                         (In thousands)

                                                  September   December
                                                      30,        31,
                                                     2003       2002
                                                  (Unaudited)
                                                 ------------ --------
Assets
-------------------------------------------------
Cash and marketable securities                       $42,668  $46,782
Accounts receivable, net                               4,536    2,647
Fixed assets, net                                      1,426    1,606
Deferred tax asset, net                               22,295   22,884
Intangible assets, net                                13,262   11,614
Prepaid expenses and other assets                        524      960
                                                 ------------ --------
Total Assets                                         $84,711  $86,493
                                                 ============ ========

Liabilities and Equity
-------------------------------------------------
Accounts payable & accrued liabilities                $2,386   $4,334
Accrued payroll & related liabilities                  1,698      882
Other liabilities                                        171      240
Stockholders' Equity                                  80,456   81,037
                                                 ------------ --------
Total Liabilities & Stockholders' Equity             $84,711  $86,493
                                                 ============ ========

Shares Outstanding                                    11,407   11,485


    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our revenue, gross margins, operating income, utilization and improving metrics. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. Words such as "continue," "remain," "anticipating," "focusing," "are" or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments that are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) changes in industry trends, such as decline in the demand for custom development and system integration services and/or spending delays with existing information technology services projects; (2) failure to obtain new customers or retain significant existing customers; (3) loss of key executives; (4) general economic and business conditions (whether foreign, national, state or local) which include but are not limited to changes in interest or currency exchange rates and the overall demand for information technology services and/or spending delays for existing information technology services; (5) failure of the general economy or IT services spending to rebound or otherwise improve; (6) inability to integrate entities acquired by acquisition quickly and effectively into the Company or its subsidiaries; (7) lack of available growth opportunities; (8) the inability to maintain, sustain or grow revenues; (9)failure of middle-market companies to spend amounts on IT projects, whether short-term or long-term; and
(10) any changes in ownership of the Company or otherwise that would result in a limitation on the use of the net operating loss carry forward under applicable tax laws. Actual events or results may differ materially from those discussed, contemplated, forecasted, estimated, anticipated, planned or implied in the forward-looking statements as a result of the various factors described above and those further set forth under the heading "Business- Factors Affecting Finances, Business Prospects and Stock Volatility" in the Company's Form 10-K filed with the Securities and Exchange Commission on March 28, 2003.

    CONTACT: Edgewater Technology, Inc.
             Kevin R. Rhodes, Chief Financial Officer
             Barbara Warren-Sica, Investor Relations
             781-246-3343